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                                                                                 LE>
                                               AMENDMENT NO. 3
                                                   TO THE
                                         LIZ CLAIBORNE SAVINGS PLAN

                               (As Amended and Restated Effective January 1, 1987)

      The Liz Claiborne Savings Plan as amended (the "Plan") is hereby further amended in the following respects, pursuant to the provisions of Section 13.3.

1.    Section 4.2.1 is amended, effective January 1, 1993, by restating the heading in its entirety to read,
"Fixed Income Contract Fund".

2.    Section 8.3 is amended by adding a sentence immediately following the first sentence to read as follows:

            Notwithstanding the foregoing, if the value of a Member's vested interest in his
            Accounts does not exceed (and did not exceed at the time of any prior distribution under the Plan) $3,500 (including, if applicable, a value equal to zero), such
            Member's distribution shall be paid in cash except as the Committee shall otherwise direct; provided, that the Member may request that his Accounts be distributed, in whole or in part, in shares of Company stock.

3.    Article IX is amended by adding a new Subsection 9.13 to read as follows:

      9.13  Direct Rollover of Eligible Rollover Distributions.  This Section applies to distributions from the Plan made on or after January 1, 1993.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 9.13, a Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of his
      Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the
      Distributee in a Direct Rollover.

      9.13.1  Definitions.  For purposes of this Section 9.13, the following terms shall have the meanings specified below.

      9.13.1.1  Eligible Rollover Distribution.  Under this Plan, any distribution of all or any portion of the vested balance to the credit of the Distributee under the Plan, except that an Eligible Rollover
      Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the
      Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any deemed distribution occurring upon the Member's Termination of Employment under which the Member's account balance is offset by the amount of an outstanding Plan loan.
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      9.13.1.2  Eligible Retirement Plan.  An individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or another employer's qualified trust described in section
      401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution.  However, in the
      case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is only an individual retirement account or individual retirement annuity.

      9.13.1.3  Distributee.  Only a Member, the Member's surviving spouse and the Member's  spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in section 414(p) of the Code and Section 9.11.1.

      9.13.1.4  Direct Rollover.  A payment by the Plan to the Eligible Retirement Plan specified by the
      Distributee, in the manner prescribed by the Administrative Committee.

      9.13.2  Limitation.  No more than one Direct Rollover may be elected by a Distributee for each
      Eligible Rollover Distribution.

      9.13.3  Default Procedure.  If, upon Termination of Employment, the value of a Member's vested interest in his Accounts does not exceed $3,500 (and did not exceed $3,500 at the time of any prior distribution under the Plan), and such Member does not make a timely election under Section 9.13 whether or not to directly rollover his distribution from the Plan, such distribution shall be made directly to the Member.

      Subsection 15.1.2 is clarified by replacing the term "Total Earnings" with the phrase, "compensation
(as defined in Treasury Reg. section 1.415-2(d)(11)(ii)".

      IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its Administrative
Committee, the 16th day of June, 1993.

                              LIZ CLAIBORNE INC.



                              By:
                                   On Behalf of the Administrative Committee

ATTEST:

                                               AMENDMENT NO. 4
                                                   TO THE
                                         LIZ CLAIBORNE SAVINGS PLAN

                             (As Amended and Restated Effective January 1, 1987)


      The Liz Claiborne Savings Plan as amended (the "Plan") is hereby further amended in the following respects, pursuant to the provisions of Section 13.3.

1.    Section 1.12 is clarified, effective January 1, 1988, by adding "and commissions" after "base wages"
in the first sentence.

2.    Section 1.12 is amended, effective January 1, 1989, by restating the last sentence to read as follows:

      If, as a result of the application of the family aggregation rules under Section 14.4, the dollar limitation under section 401(a) (17) of the Code is exceeded, then the dollar limitation shall be prorated among the affected individuals in proportion to each such individuals'
      Compensation (as determined under this Section 1.12 after the application of the dollar limitation).

3.    Section 1.35 is amended, effective January 1, 1989, by restating the last sentence to read as follows:

      If, as a result of the application of the family aggregation rules under Section 14.4, the dollar limitation under section 401(a) (17) of the Code is exceeded, then the dollar limitation shall be prorated among the affected individuals in proportion to each such individuals' Total
      Earnings (as determined under this Section 1.35 after the application of the dollar limitation).

4.    Subsection 7.4.2 is amended, effective August 5, 1993, by deleting paragraph (d) and by deleting ";
and" in paragraph (c) and adding a period to the end of paragraph (c).

      IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its Administrative
Committee, the 5th day of January, 1994.

                        LIZ CLAIBORNE INC.



                        By:
                              On Behalf of the Administrative Committee

ATTEST:






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